Exhibit 99.1

Nine Energy Service Announces Fourth Quarter and Full Year 2024 Results

•	Increased Q4 revenue ~2% quarter over quarter, despite the average Q4 US rig count remaining flat

•	Full year 2024 revenue, net loss and adjusted EBITDAA of $554.1 million, $(41.1) million and $53.2 million, respectively

•	Revenue, net loss and adjusted EBITDA of $141.4 million, $(8.8) million and $14.1 million, respectively, for the fourth quarter of 2024

•	Increased Q4 cementing revenue by ~7% and Q4 completion tool revenue by ~6% quarter over quarter, despite flat average US rig count

•	Total liquidity as of December 31, 2024 of $52.1 million

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported fourth quarter 2024 revenues of $141.4 million, net loss of $(8.8) million, or $(0.22) per diluted share and $(0.22) per basic share, and adjusted EBITDA of $14.1 million. The Company had provided original fourth quarter 2024 revenue guidance between $132.0 and $142.0 million, with actual results coming in the upper end of the provided range.

“We had a good Q4 with revenue increasing sequentially, despite a flat average US rig count and typical Q4 seasonality,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“The Nine team had many accomplishments in 2024, despite a challenging backdrop for the oilfield service sector. Over the past several years, we have seen significant US rig declines, driven mostly by a depressed natural gas price, which averaged around $2.19 for 2024. Nine’s earnings have historically moved in tandem with the US rig count, which will continue to be a significant driver for Nine moving forward. However, in 2024 we created and implemented a two-pronged strategy of market share gains and cost reductions enabling us to drive profitability in a declining rig count environment. We began to see the impacts of this strategy in Q3, which continued into Q4 with sequential revenue increases despite a flat average US rig count and typical Q4 seasonality impacts.”

“Our cementing team was the largest driver of revenue and profitability growth, increasing quarterly cementing revenue by approximately 20% from Q2 to Q4, despite the 2024 US rig count reaching a trough in Q4. We exited 2024 with a Q4 cementing market share within the regions we operate of approximately 19%, an increase of approximately 14% over our Q4 2023 market share. Our completion tools team continued a relentless focus on technology in 2024, fielding multiple new technologies like the Pincer Hybrid Frac Plug and our new frac dart element. We remain bullish on the dissolvable plug thesis, especially as lateral lengths continue to expand. Technology innovation will continue to be a key focus in 2025 with the introduction of a new, state-of-the-art R&D and completion tools testing facility.”

“Safe operations are essential and drive operational excellence, sustain morale, and create cohesion in the team from the field to the corporate office. This year, our Total Recordable Incident Rate (“TRIR”) declined approximately 22% from 2023 to a 0.49, and the severity of our incidents also dropped. We launched our first Sustainability Report in 2024 which includes tough-to-get measurements for a corporation of our size.”

“It is a very dynamic time, but we are optimistic looking into 2025 as we continue to execute our strategy, expanding on our market share gains and cost cutting initiatives we began implementing in 2024. We believe the long-term demand for natural gas will increase. Our revenue is over 30% levered to natural gas basins, and activity increases within these basins would have positive impacts on Nine’s revenue and profitability.”

“With what we know today, we expect 2025 US activity levels to be mostly stable. Despite weather impacts in January and relatively flat activity levels thus far in Q1, we anticipate both revenue and profitability to increase sequentially in Q1 compared to Q4 as we sustain and build-on our market share gains and cost cutting initiatives.”

“We are constantly challenging ourselves to find ways to drive profitability for Nine. Our team is experienced and motivated. We are focused on continuing to execute our strategy and increasing profitability, and I am looking forward to seeing what we can accomplish in 2025.”

Operating Results

For the year ended December 31, 2024, the Company reported revenues of $554.1 million, net loss of $(41.1) million, or $(1.11) per diluted share and $(1.11) per basic share, and adjusted EBITDA of $53.2 million. For the full year 2024, the Company reported gross profit of $61.1 million and adjusted gross profitB of $97.4 million. For the year ended December 31, 2024, the Company generated ROIC of (14.9)% and adjusted ROICC of 3.7%.

During the fourth quarter of 2024, the Company reported revenues of $141.4 million, gross profit of $16.5 million and adjusted gross profit of $26.2 million. During the fourth quarter, the Company generated ROIC of (13.3)% and adjusted ROIC of 6.0%.

During the fourth quarter of 2024, the Company reported general and administrative (“G&A”) expense of $14.2 million. For the year ended December 31, 2024, the Company reported G&A expense of $51.3 million. Depreciation and amortization expense (“D&A”) in the fourth quarter of 2024 was $8.8 million. For the year ended December 31, 2024, the Company reported D&A expense of $36.8 million.

The Company’s tax provision was approximately $0.2 million year to date. The provision for 2024 is the result of the Company’s tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

For the year ended December 31, 2024, the Company reported net cash provided by operating activities of $13.2 million. For the year ended December 31, 2024, the Company reported total capital expenditures of approximately $14.6 million, which was within management’s original full year 2024 guidance of $10 to $15 million.

As of December 31, 2024, Nine’s cash and cash equivalents were $27.9 million, and the Company had $24.2 million of availability under the revolving credit facility, resulting in a total liquidity position of $52.1 million as of December 31, 2024. On December 31, 2024, the Company had $47.0 million of borrowings under the revolving credit facility.

On November 6, 2023, the Company entered into an Equity Distribution Agreement. During the three months ended December 31, 2024, no shares were sold under the Equity Distribution Agreement. During the year ended December 31, 2024, approximately 5.4 million shares were sold under the Equity Distribution Agreement, which generated net proceeds of $8.2 million.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Thursday, March 6, 2025, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through March 20, 2025 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13751412.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the effects of tariffs and other trade measures on the Company’s business; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Senior Vice President, Strategic Development and Investor Relations

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2024	September 30, 2024	2024	2023
Revenues	$141,426	$138,157	$554,104	$609,526
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	115,224	113,451	456,729	490,750
General and administrative expenses	14,185	12,366	51,298	59,817
Depreciation	6,032	6,226	25,594	29,141
Amortization of intangibles	2,795	2,796	11,183	11,516
(Gain) loss on revaluation of contingent liability	(87)	383	104	437
(Gain) loss on sale of property and equipment	(229)	484	256	292

Income from operations	3,506	2,451	8,940	17,573
Interest expense	12,868	12,879	51,321	51,119
Interest income	(189)	(196)	(849)	(1,270)
Other income	(162)	(162)	(648)	(648)

Loss before income taxes	(9,011)	(10,070)	(40,884)	(31,628)
(Benefit) provision for income taxes	(168)	73	198	585

Net loss	$(8,843)	$(10,143)	$(41,082)	$(32,213)
Loss per share
Basic	$(0.22)	$(0.26)	$(1.11)	$(0.97)
Diluted	$(0.22)	$(0.26)	$(1.11)	$(0.97)
Weighted average shares outstanding
Basic	40,104,614	39,209,798	37,172,635	33,282,234
Diluted	40,104,614	39,209,798	37,172,635	33,282,234
Other comprehensive loss, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(381)	$(9)	$(547)	$(31)

Total other comprehensive loss, net of tax	(381)	(9)	(547)	(31)

Total comprehensive loss	$(9,224)	$(10,152)	$(41,629)	$(32,244)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	At December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$27,880	$30,840
Accounts receivable, net	81,157	88,449
Income taxes receivable	284	490
Inventories, net	50,781	54,486
Prepaid expenses	9,982	8,869
Other current assets	380	499

Total current assets	170,464	183,633
Property and equipment, net	70,518	82,366
Operating lease right of use assets, net	37,252	42,056
Finance lease right of use assets, net	29	51
Intangible assets, net	79,246	90,429
Other long-term assets	2,567	3,449

Total assets	$360,076	$401,984

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$36,052	$33,379
Accrued expenses	30,676	36,171
Current portion of long-term debt	3,580	2,859
Current portion of operating lease obligations	11,216	10,314
Current portion of finance lease obligations	21	31

Total current liabilities	81,545	82,754
Long-term liabilities
Long-term debt	317,264	320,520
Long-term operating lease obligations	26,710	32,594
Other long-term liabilities	621	1,746

Total liabilities	426,140	437,614

Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 42,348,643 and 35,324,861 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively)	423	353
Additional paid-in capital	806,231	795,106
Accumulated other comprehensive loss	(5,406)	(4,859)
Accumulated deficit	(867,312)	(826,230)

Total stockholders’ equity (deficit)	(66,064)	(35,630)

Total liabilities and stockholders’ equity (deficit)	$360,076	$401,984

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(41,082)	$(32,213)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	25,594	29,141
Amortization of intangibles	11,183	11,516
Amortization of deferred financing costs	7,602	7,413
Amortization of operating leases	13,256	12,524
Provision for doubtful accounts	526	333
Provision for inventory obsolescence	1,738	2,320
Stock-based compensation expense	2,946	2,169
Loss on sale of property and equipment	256	292
Loss on revaluation of contingent liability	104	437
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	6,724	16,489
Inventories, net	1,710	5,219
Prepaid expenses and other current assets	(995)	1,148
Accounts payable and accrued expenses	(2,092)	1,058
Income taxes receivable/payable	212	252
Operating lease obligations	(13,080)	(12,344)
Other assets and liabilities	(1,407)	(245)

Net cash provided by operating activities	13,195	45,509

Cash flows from investing activities
Proceeds from sales of property and equipment	585	606
Proceeds from property and equipment casualty losses	—	840
Purchases of property and equipment	(14,763)	(24,603)

Net cash used in investing activities	(14,178)	(23,157)

Cash flows from financing activities
Proceeds from revolving credit facility	3,000	40,000
Payments on revolving credit facility	(13,000)	(15,000)
Proceeds from units offering, net of discount	—	279,750
Redemption of senior notes due 2023	—	(307,339)
Cost of debt issuance	—	(6,290)
Proceeds from short-term debt	5,762	4,733
Payments of short-term debt	(5,041)	(4,141)
Principle payments on finance leases	(49)	(217)
Payments of contingent liability	(604)	(387)
Proceeds from issuance of common stock under ATM program	8,249	—
Vesting of restricted stock and stock units	—	(2)

Net cash used in financing activities	(1,683)	(8,893)

Impact of foreign currency exchange on cash	(294)	(64)

Net (decrease) increase in cash and cash equivalents	(2,960)	13,395
Cash and cash equivalents
Beginning of period	30,840	17,445

End of period	$27,880	$30,840

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2024	September 30, 2024	2024	2023
Net loss	$(8,843)	$(10,143)	$(41,082)	$(32,213)
Interest expense	12,868	12,879	51,321	51,119
Interest income	(189)	(196)	(849)	(1,270)
Depreciation	6,032	6,226	25,594	29,141
Amortization of intangibles	2,795	2,796	11,183	11,516
(Benefit) provision for income taxes	(168)	73	198	585

EBITDA	$12,495	$11,635	$46,365	$58,878

(Gain) loss on revaluation of contingent liability (1)	(87)	383	104	437
Restructuring charges	182	177	701	2,027
Stock-based compensation	721	837	2,946	2,169
Cash award expense	1,067	770	2,832	2,698
Certain refinancing costs (2)	—	—	—	6,396
(Gain) loss on sale of property and equipment	(229)	484	256	292
Legal fees and settlements (3)	—	—	—	69

Adjusted EBITDA	$14,149	$14,286	$53,204	$72,966

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.
(2)

Amounts represent fees and expenses relating to our units offering and other refinancing activities, including cash incentive compensation to employees following the successful completion of the units offering, that were not capitalized.

(3)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION AND CALCULATION OF ADJUSTED ROIC

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2024	September 30, 2024	2024	2023
Net loss	$(8,843)	$(10,143)	$(41,082)	$(32,213)
Add back:
Interest expense	12,868	12,879	51,321	51,119
Interest income	(189)	(196)	(849)	(1,270)
Certain refinancing costs (1)	—	—	—	6,396
Restructuring charges	182	177	701	2,027

Adjusted after-tax net operating income	$4,018	$2,717	$10,091	$26,059

Total capital as of prior period-end:
Total stockholders’ deficit	$(57,561)	$(49,715)	$(35,630)	$(23,507)
Total debt	350,000	352,730	359,859	341,606
Less: cash and cash equivalents	(15,652)	(26,027)	(30,840)	(17,445)

Total capital as of prior period-end	$276,787	$276,988	$293,389	$300,654

Total capital as of period-end:
Total stockholders’ deficit	$(66,064)	$(57,561)	$(66,064)	$(35,630)
Total debt	350,580	350,000	350,580	359,859
Less: cash and cash equivalents	(27,880)	(15,652)	(27,880)	(30,840)

Total capital as of period-end	$256,636	$276,787	$256,636	$293,389

Average total capital	$266,712	$276,888	$275,013	$297,022

ROIC	-13.3%	-14.7%	-14.9%	-10.8%
Adjusted ROIC	6.0%	3.9%	3.7%	8.8%

(1)

Amounts represent fees and expenses relating to our units offering and other refinancing activities, including cash incentive compensation to employees following the successful completion of the units offering, that were not capitalized.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2024	September 30, 2024	2024	2023
Calculation of gross profit:
Revenues	$141,426	$138,157	$554,104	$609,526
Cost of revenues (exclusive of depreciation and amortization shown separately below)	115,224	113,451	456,729	490,750
Depreciation (related to cost of revenues)	6,902	5,791	25,095	27,101
Amortization of intangibles	2,795	2,796	11,183	11,516

Gross profit	$16,505	$16,119	$61,097	$80,159

Adjusted gross profit reconciliation:
Gross profit	$16,505	$16,119	$61,097	$80,159
Depreciation (related to cost of revenues)	6,902	5,791	25,095	27,101
Amortization of intangibles	2,795	2,796	11,183	11,516

Adjusted gross profit	$26,202	$24,706	$97,375	$118,776

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) loss or gain on revaluation of contingent liabilities, (v) loss or gain on the extinguishment of debt, (vi) loss or gain on the sale of subsidiaries, (vii) restructuring charges, (viii) stock-based compensation and cash award expense, (ix) loss or gain on sale of property and equipment, and (x) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.

CAdjusted return on invested capital (“adjusted ROIC”) is defined as adjusted after-tax net operating profit (loss), divided by average total capital. We define adjusted after-tax net operating profit (loss), which is a non-GAAP measure, as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) interest expense (income), (v) restructuring charges, (vi) loss (gain) on the sale of subsidiaries, (vii) loss (gain) on extinguishment of debt, and (viii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute and use the average of the current and prior period-end total capital in determining adjusted ROIC. Management believes adjusted ROIC provides useful information to us and our investors regarding our financial condition and results of operations because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested, and management uses adjusted ROIC to assist them in capital resource allocation decisions and in evaluating business performance.